UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2008, PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”), the holding company of PFF Bank & Trust (the “Bank”), Glencrest Investment Advisors, Inc. (“Glencrest”), and Diversified Builder Services, Inc. (“DBS”), entered into an Agreement and Plan of Merger (the “Agreement”) under which FBOP Corporation (“FBOP”), the parent company of California National Bank, will acquire PFF Bancorp. Under the terms of the Agreement, upon the consummation of the transaction the stockholders of PFF Bancorp will receive $1.35 in cash for each share of PFF Bancorp common stock held. In order to maintain the Bank’s “adequately capitalized” regulatory status, FBOP loaned $7 million to the Company in exchange for a secured convertible promissory note convertible into preferred stock of the Company with voting rights equivalent to 19.9% of the outstanding voting stock of the Company.

The Company’s Board of Directors unanimously approved the merger and has recommended that the Company’s stockholders approve the transaction. Certain directors and executive officers of the Company have signed agreements to vote their shares in favor of the proposed merger. These agreements apply to approximately 800,000 of the Company’s outstanding shares. In addition, the Company’s financial advisor, Sandler O’Neill + Partners, L.P. provided a fairness opinion to the Board of Directors that the consideration to be received in the transaction is fair to PFF Bancorp’s stockholders from a financial point of view.

The Company has agreed to certain covenants that will limit the permitted activities of PFF Bancorp and its subsidiaries until the consummation of the merger. These covenants include, but are not limited to, limitations on: declaring, making or paying dividends or making other capital distributions; incurring, issuing or rolling over debt, increasing any current lines of credit or guaranteeing the debt of any entity; entering into, renewing or revising any contractual arrangements related to compensation or benefits with any senior or executive officer; and otherwise engaging in transactions outside the ordinary course of the Company’s business. Additionally, PFF Bancorp and the Bank have agreed to similar limitations with the Office of Thrift Supervision and have consented not to take any such actions without the agency’s prior approval, including making any payments on existing debt.

Consummation of the merger transaction is subject to approval by PFF Bancorp’s stockholders and regulatory approval, as well as the satisfaction of other customary closing conditions. Although it cannot be assured, the transaction is expected to close by the end of September 2008.

Additionally, in connection with the merger, the maturity date of the Company’s secured term loan with a current outstanding principal balance of $44.0 million was extended from June 16, 2008 to June 16, 2009 and FBOP acquired the right to, and under certain circumstances is obligated to, purchase the loan from the lender.

The foregoing descriptions of the transaction and the agreements do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibit 2.1, 2.2, 2.3 and 2.4 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above in Item 1.01, in connection with the merger transaction, on June 13, 2008, the Company issued a secured convertible promissory note (the “Note”) in the principal amount of $7 million to FBOP, which is secured by a first priority pledge over all of the Company’s shares of capital stock of Glencrest and DBS pursuant to a pledge agreement made by the Company in favor of FBOP (the “Pledge Agreement”).

The Note bears interest at a rate equal to the one-month LIBOR plus three and one-half percent (3.5%) per annum. The unpaid principal and accrued interest under the Note is due and payable on June 12, 2009. The interest on the Note is payable monthly, in arrears, commencing on September 30, 2008. FBOP may, at any time, subject to receipt of required regulatory approvals, convert all or a portion of the Note into preferred stock of the Company with voting rights equivalent to 19.9% of the outstanding voting stock of the Company. The Note contains default and related accelerations provisions relating to the failure to make required payments, certain events in bankruptcy, insolvency or reorganization relating to the Company, and other covenants.

The foregoing descriptions of the Note and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibit 2.3 and 2.4 hereto and are incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving PFF Bancorp and FBOP Corporation. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) a proxy statement as well as other documents regarding the proposed transaction. The definitive proxy statement will be mailed to stockholders of the Company. SECURITY HOLDERS OF PFF BANCORP ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC are also available on the investor relations portion of PFF Bancorp’s website at www.pffbancorp.com.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on May 30, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 26, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger among PFF Bancorp, Inc., FBOP Corporation and California Madison Holdings, Inc., dated June 13, 2008

2.2	Forbearance Letter dated June 13, 2008

2.3	Secured Convertible Promissory Note, dated June 13, 2008

2.4	Pledge Agreement, dated June 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	PFF BANCORP, INC.

/s/ Gregory C. Talbott
Gregory C. Talbott Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer